Exhibit (a)(12)

WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On May 6, 2008, the Board of Directors of Western Asset Funds, Inc. (“Board”), a Maryland Corporation (“Corporation”), under authority contained in the Corporation’s charter (“Charter”), has:

(a) increased the aggregate number of shares of capital stock that the Corporation has authority to issue from thirteen billion one hundred million (13,100,000,000) to twenty-one billion one hundred fifty million (21,150,000,000) shares;

(b) created and established a new share class of the Western Asset Enhanced Equity Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated two hundred fifty million (250,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Enhanced Equity Portfolio;

(c) created and established a new share class of the Western Asset Money Market Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated two hundred fifty million (250,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Money Market Portfolio;

(d) created and established a new share class of the Western Asset U.S. Government Money Market Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated two hundred fifty million (250,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset U.S. Government Money Market Portfolio;

(e) created and established a new share class of the Western Asset Global Strategic Income Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Global Strategic Income Portfolio;

(f) created and established a new share class of the Western Asset Intermediate Bond Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated five hundred million (500,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Intermediate Bond Portfolio;

(g) created and established a new share class of the Western Asset Intermediate Plus Bond Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated five hundred million (500,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Intermediate Plus Bond Portfolio

(h) created and established a new share class of the Western Asset Absolute Return Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated five hundred million (500,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Absolute Return Portfolio;

(i) created and established a new share class of the Western Asset Core Bond Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated one billion (1,000,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Core Bond Portfolio;

(j) created and established a new share class of the Western Asset Core Plus Bond Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated two billion seven hundred million (2,700,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Core Plus Bond Portfolio;

(k) created and established a new share class of the Western Asset High Yield Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated five hundred million (500,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset High Yield Portfolio;

(l) created and established a new share class of the Western Asset Inflation Indexed Plus Bond Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated five hundred million (500,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Inflation Indexed Plus Bond Portfolio;

(m) created and established a new share class of the Western Asset Limited Duration Bond Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated five hundred million (500,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Limited Duration Bond Portfolio; and

(n) created and established a new share class of the Western Asset Non-U.S. Opportunity Bond Portfolio series of the Corporation, to be known as the “Institutional Select Class” and designated five hundred million (500,000,000) shares of capital stock that the Corporation is newly authorized to issue as “Institutional Select Class” shares of the Western Asset Non-U.S Opportunity Bond Portfolio.

The par value of shares of capital stock of the Corporation immediately before the increase was, and as increased remains, one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classification and designation described herein, the aggregate par value of all of the authorized shares was thirteen million one hundred thousand (13,100,000) dollars; as increased, the aggregate par value of all of the shares is twenty-one million one hundred fifty thousand (21,150,000) dollars.

SECOND: Each Institutional Class, Financial Intermediary Class, and Institutional Select Class share of Western Asset Enhanced Equity Portfolio, Western Asset Money Market Portfolio, Western Asset U.S. Government Money Market Portfolio, Western Asset Global Strategic Income Portfolio, Western Asset Intermediate Bond Portfolio, Western Asset Intermediate Plus Bond Portfolio, Western Asset Absolute Return Portfolio, Western Asset Core Bond Portfolio, Western Asset Core Plus Bond Portfolio, Western Asset High Yield Portfolio, Western Asset Inflation Indexed Plus Bond Portfolio, Western Asset Limited Duration Bond Portfolio, and Western Asset Non-U.S. Opportunity Bond Portfolio (each a “Series”) shall represent investment in the same pool of assets of each Series and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in the Corporation’s Articles of Incorporation and as set forth below:

(1) The net asset values of Institutional Class, Financial Intermediary Class, and Institutional Select Class shares of each Series shall be calculated separately. In calculating the net asset values,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission (“SEC”) rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to all classes of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as the SEC may otherwise require;

(2) Dividends and other distributions shall be paid on Institutional Class, Financial Intermediary Class, and Institutional Select Class shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Institutional Class, Financial Intermediary Class, and Institutional Select Class shares. In calculating the amount of any dividend or other distribution,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to each class of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as the SEC may otherwise require;

(3) Each class of each Series shall vote separately on matters pertaining only to that class, as the Directors shall from time to time determine. On all other matters, all classes of each Series shall vote together, and every share of that Series, regardless of class, shall have an equal vote with every other share of the Series.

THIRD: Immediately before filing these Articles Supplementary, the Corporation had authority to issue thirteen billion one hundred million (13,100,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of thirteen million one hundred thousand (13,100,000) dollars. These shares were classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Institutional Class Shares 50,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income Portfolio	100,000,000 Institutional Class Shares 100,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Institutional Class Shares 300,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Absolute Return Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio	2,700,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Common Stock	100,000,000 shares

(without further classification)

FOURTH: Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue twenty-one billion one hundred fifty million (21,150,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of twenty-one million one hundred fifty thousand (21,150,000) dollars. These shares are classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares 250,000,000 Institutional Select Class Shares

Western Asset Money Market Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares 250,000,000 Institutional Select Class Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Institutional Class Shares 50,000,000 Financial Intermediary Class Shares 250,000,000 Institutional Select Class Shares

Western Asset Global Strategic Income Portfolio	100,000,000 Institutional Class Shares 100,000,000 Financial Intermediary Class Shares 100,000,000 Institutional Select Class Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Institutional Class Shares 300,000,000 Financial Intermediary Class Shares 500,000,000 Institutional Select Class Shares

Western Asset Intermediate Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 500,000,000 Institutional Select Class Shares

Western Asset Absolute Return Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 500,000,000 Institutional Select Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 1,000,000,000 Institutional Select Class Shares

Western Asset Core Plus Bond Portfolio	2,700,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 2,700,000,000 Institutional Select Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 500,000,000 Institutional Select Class Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 500,000,000 Institutional Select Class Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 500,000,000 Institutional Select Class Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares 500,000,000 Institutional Select Class Shares

Common Stock	100,000,000 shares

(without further classification)

FIFTH: The foregoing amendments increasing the aggregate number of shares of capital stock the Corporation has authority to issue were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation’s Charter to the Board of Directors.

SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SEVENTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on July 29, 2008.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/ Richard M. Wachterman	By:	/s/ R. Jay Gerken
Richard M. Wachterman		R. Jay Gerken
Secretary		President